Exhibit 99.2

CAREMARK SHAREHOLDERS TO RECEIVE INCREASED SPECIAL

DIVIDEND FOLLOWING MERGER WITH CVS

WOONSOCKET, RI and NASHVILLE, TN, February 13, 2007 – CVS Corporation (NYSE: CVS) and Caremark Rx, Inc. (NYSE: CMX) announced today that they have increased the value of their proposed merger for Caremark shareholders by increasing the special cash dividend payable to Caremark shareholders promptly following closing of the merger with CVS to $6.00 per share from the previously announced $2.00 per share. Caremark and CVS will hold their respective shareholder meetings to vote on the transaction on February 20 and February 23 and intend to close the merger shortly thereafter.

The Caremark board of directors declared the special cash dividend on February 12, 2007. The special cash dividend will be paid upon or promptly after the effective time of the merger to Caremark stockholders of record on the date immediately preceding the closing date of the merger. Payment of the special cash dividend is conditioned on the completion of the merger. In connection with its declaration of the $6.00 per share special cash dividend, the Caremark board of directors unanimously reaffirmed its recommendation that Caremark stockholders vote “FOR” the merger of Caremark and CVS at the Caremark special meeting on February 20, 2007.

The original terms of the CVS/Caremark merger agreement remain unchanged. Caremark shareholders will receive 1.67 shares of CVS/Caremark stock for each share of Caremark they own in the merger of equals transaction. On a pro forma basis, CVS stockholders will own 54.5% of the combined company and Caremark stockholders will own 45.5%.

In addition to announcing the increased special dividend, CVS and Caremark reiterated the many immediate and long-term financial benefits for shareholders included in their proposed merger, including:

•	Conservatively estimated annual cost synergies in excess of $500 million.
•	The ability to achieve between $800 million and $1 billion in incremental revenues in 2008 and significantly more thereafter.
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Powerful cash flow generation and a solid investment grade rating, giving CVS/Caremark the ability to capitalize on strategic opportunities and distribute cash to shareholders through dividends and share repurchases on an ongoing basis.

•	A plan to retire 150 million of the outstanding shares of CVS/Caremark, or about 10 percent of its outstanding shares, promptly following the close of the transaction.

•	Solid accretion in 2008.

“Today’s announcement reflects our continued enthusiasm for this transaction,” said Tom Ryan, Chairman, President and CEO of CVS. “Clearly, the CVS/Caremark merger is superior to the illusory and highly conditional Express Scripts’ ‘offer’ in every conceivable way. Our merger can be closed quickly, delivers real and concrete shareholder value and is based on a compelling strategic rationale. By combining the resources and capabilities of the nation’s largest pharmacy chain with the leading PBM, CVS/Caremark will be uniquely positioned to meet the evolving needs of today’s healthcare system by offering new products and services that will reduce costs and improve outcomes. Since announcing our transaction, this message has resonated with consumers, employers and shareholders. Having enhanced the value of our merger to shareholders, cleared all regulatory hurdles and scheduled shareholder meetings to approve our merger, we are committed to closing this transaction later this month as planned.”

Mac Crawford, Chairman, CEO and President of Caremark, added, “This action to triple the special cash dividend makes an already compelling transaction even more compelling for our shareholders. We urge Caremark shareholders to support the strategic combination with CVS, which now offers even greater immediate value in addition to substantial long-term benefits. We are pleased to be able to deliver this significant incremental value to our investors.”

About CVS

CVS is America’s largest retail pharmacy, operating more than 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.cvs.com, as well as through the pressroom portion of the Company’s website, at www.cvs.com/pressroom.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremark.com and at www.cvscaremarkmerger.com.

Contacts:

For CVS:	For Caremark:
Investor Inquiries:	Investor Inquiries:
Nancy Christal, (914) 722-4704	Craig Hartman, (615) 743-6653

Media Inquiries:	Media Inquiries:
Eileen Howard Dunn, (401) 770-4561	George Sard/Brandy Bergman/Jeffrey Matthews
Sard Verbinnen & Co.
(212) 687-8080

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including anticipated accretion, return on equity, cost synergies, incremental revenues, new products and offerings, cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

CVS has filed with the SEC a registration statement on Form S-4 that was declared effective by the SEC on January 19, 2007. This registration statement includes a joint proxy statement/prospectus in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.